UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 15, 2003

PTEK HOLDINGS, INC.
(Exact name of Registrant as specified in Its Charter)

Georgia (State of Incorporation)	000-27778 (Commission File Number)	59-3074176 (IRS Employer Identification No.)

3399 Peachtree Rd., NE, Suite 700, Atlanta, GA	30326
(Address of principle executive offices)	(Zip Code)

(404)262-8400
(Telephone number of registrant)

Not Applicable
(Former Name, Former Address and Former Fiscal Year, if changed since last report)

ITEM 5.   OTHER EVENTS

On January 15, 2003, PTEK Holdings, Inc. (“PTEK”) announced that its board of directors had approved an increase in its 2000 stock repurchase program by authorizing the repurchase of up to an additional 10% of PTEK’s outstanding common stock. Such repurchases will be made in the open market or in privately negotiated transactions in accordance with all applicable securities laws and regulations, including Rule 10b-18. Such repurchases may occur from time to time and may be discontinued at any time. As of the date of the announcement, there were approximately 54 million shares of PTEK common stock outstanding.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Exhibits.

Exhibit 99.1    Press Release, dated January 15, 2003.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2003	By:	/s/ William E. Franklin
William E Franklin Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 15, 2003.